EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of December 1, 2009, is by and among Clavis Technologies International Co., Ltd., a Nevada corporation (the “Parent”), Clavis Technologies Co., Ltd., a corporation formed under the laws of the Republic of Korea (the “Company”), and the Stockholders of the Company that are signatories hereto (the “Stockholders”).

BACKGROUND

The Company has 245,800 shares of its capital stock (the “Company Stock”) issued and outstanding, all of which are held by the Stockholders.  Each of the Stockholders is the record and beneficial owner of the number of shares of Company Stock set forth opposite such Stockholder’s name on Exhibit A.  Each of the Stockholders has agreed to transfer all of his, her or its (hereinafter “its”) shares of Company Stock in exchange for the number of newly issued shares of Common Stock, par value $0.001 per share, of the Parent (the “Parent Stock”) listed opposite such Stockholder’s name on Exhibit A, which in the aggregate amount to a total of 45,000,000 shares of Parent Stock (the “Shares”).

The exchange of Company Stock for Parent Stock is intended to constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986  (the “Code”), as amended or such other tax free reorganization exemptions that may be available under the Code.

The Board of Directors of the Parent and of the Company has determined that it is desirable to effect this plan of reorganization and share exchange.

AGREEMENT

NOW THEREFORE, the parties agree as follows:

ARTICLE I

Exchange of Shares

SECTION 1.01. Exchange by Stockholders.  At the Closing (as defined in Section 1.02 below), each of the Stockholders shall sell, transfer, convey, assign and deliver to the Parent its Company Stock free and clear of all Liens (as defined in Section 2.01 below) in exchange for the number of Shares listed on Exhibit A opposite such Stockholder’s name.

SECTION 1.02. Closing.  The closing (the “Closing”) of the transactions contemplated hereby (the “Transactions”) shall take place on the date hereof or on such later date as the parties hereto may agree (the “Closing Date”).

ARTICLE II

Representations and Warranties of Stockholders

Each of the Stockholders hereby severally (and not jointly) represents and warrants to the Parent with respect to itself, as follows:

SECTION 2.01. Good Title.  The Stockholder is the record and beneficial owner to the shares of Company Stock held by him or her, and has good title to its Company Stock, with the right and authority to sell and deliver such Company Stock to the Parent.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of the Parent as the new owner of the Company Stock in the share register of the Company, the Parent will receive good title to its Company Stock, free and clear of all liens, security interests, mortgages, pledges, charges, equities and claims of any kind or other encumbrances of any nature whatsoever (collectively, “Liens”), voting trusts or stockholder agreements.

SECTION 2.02. Enforceability.  All acts required to be taken by the Stockholders to enter into this Agreement and to carry out the Transactions have been properly taken.  This Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against such Stockholder in accordance with the terms hereof.

SECTION 2.03. No Conflicts.  The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”) applicable to the Company, the Stockholder or its Company Stock; (ii) will not violate any Laws applicable to such Stockholder or its Company Stock and (iii) will not violate or breach any contractual obligation to which such Stockholder is a party.

SECTION 2.04. No Finder’s Fee.  The Stockholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with this Agreement or with the Transactions.

SECTION 2.05. Purchase Entirely for Own Account.  The Parent Stock to be issued to the Stockholder hereunder will be acquired for investment for the Stockholder’s own account, and not with a view to the resale or distribution of any part thereof, and the Stockholder has no present intention of selling or otherwise distributing the Parent Stock, except in compliance with applicable securities laws.

SECTION 2.06. Available Information.  The Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Parent.

SECTION 2.07. Non-Registration. The Stockholder understands that the Parent Stock issued to it under this Agreement  has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Stockholder’s representations as expressed herein.

SECTION 2.08. Restricted Securities. The Stockholder understands that the Parent Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Stockholder pursuant hereto, the Parent Stock would be acquired in a transaction not involving a public offering.  The Stockholder further acknowledges that if the Parent Stock is issued to the Stockholder in accordance with the provisions of this Agreement, such Parent Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  In this connection, the Stockholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.09. Legends.  The Stockholder understands that the certificates representing Parent Stock to be issued under this Agreement will bear one or all of the following legends or any legend substantially similar to the following:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(b) Any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

ARTICLE III

Representations and Warranties of the Company

In order to induce the Parent to enter into this Agreement and to issue the Shares to the Stockholders, the Company and each of the Stockholders severally (and not jointly) hereby make the following representations and warranties to the Parent:

SECTION 3.01. Organization, Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of Korea and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.  For the purposes of this Agreement, “Material Adverse Effect” shall mean any adverse effect on an entity’s business, operations, assets, prospects or financial condition of such entity, taken as a whole, and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by such entity of its obligations hereunder.

SECTION 3.02. Company Subsidiaries.  The Company does not have any Subsidiaries.  For the purposes of this Agreement, “Subsidiary” shall mean, with respect to any corporation or other entity, any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such corporation or other entity and/or any of its other Subsidiaries

SECTION 3.03. Capital Structure.  The authorized capital stock of the Company consists of 2,000,000 shares of common stock, of which, 238,334 shares are issued and outstanding.  Except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporation law or any contract to which the Company is a party or otherwise bound.  There are not any bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares of common stock of the Company may vote (“Voting Company Debt”).  Except as set forth on Schedule 3.03, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which its is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company.  As of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

SECTION 3.04. Authority; Execution and Delivery; Enforceability.  The Company has the requisite corporate power and authority to enter into and perform this Agreement.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  This Agreement has been duly executed and delivered by the Company.  This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by equitable principles or remedies of general application.

SECTION 3.05. No Conflicts; Consents.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Articles of Incorporation or the Bylaws of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and the securities laws and regulations of the Republic of Korea) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clause (iv) (with respect to U.S. federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The business of the Company is not being conducted in violation of any Laws, except for possible violations which, singularly or in the aggregate, do not and will not have a Material Adverse Effect.  The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Entity in order for it to execute, deliver or perform any of its obligations under the this Agreement.

(b) Except as set forth in Schedule 3.05 hereto, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

SECTION 3.06. Taxes.  Except as set forth on Schedule 3.06 hereto, the Company has accurately prepared and filed all governmental and other tax returns required by Korean or U.S. law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

SECTION 3.07. Employees.  The Company does not have any collective bargaining arrangements or agreements covering any of its employees.  Except as set forth on Schedule 3.07, the Company does not have and, after giving effect to the Transactions, will not have, any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company.  Since September 30, 2009, no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

SECTION 3.08. Litigation.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the Transactions or any action taken or to be taken pursuant hereto.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its properties or assets, which, individually or in the aggregate, would have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such, which, individually or in the aggregate, would have a Material Adverse Effect.

SECTION 3.09. Compliance with Applicable Laws.  The business of the Company has been and is presently being conducted in accordance with all applicable Laws, except for any noncompliance with such Laws that, individually or in the aggregate, would not have a Material Adverse Effect.  The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.10. Brokers.  The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with this Agreement or the Transactions.

SECTION 3.11. Contracts.  Except for this Agreement and as set forth on Schedule 3.11 hereto, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the “Commission”) if the Company were registering securities under the Securities Act (collectively, “Company Material Agreements”).  Except as set forth on Schedule 3.11 hereto, the Company has in all material respects performed all the obligations required to be performed by it to date under its Company Material Agreements, has received no notice of default and, to the best of the Company’s knowledge, is not now, and after giving effect to the Transactions will not be, in default under any the Company Material Agreement now in effect, the result of which could cause a Material Adverse Effect.

SECTION 3.12. Title to Properties.  The Company has and, after giving effect to the Transactions, will continue to have, good and marketable title to all of its real and personal property, free and clear of any Liens, except for those indicated on Schedule 3.12 hereto or such Liens that, individually or in the aggregate, do not have a Material Adverse Effect.  All material leases of the Company are valid and subsisting and in full force and effect.

SECTION 3.13. Intellectual Property.  Schedule 3.13 contains a complete and correct list of all patents, trademarks, patent and/or trademark applications, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing owned or licensed by the Company (collectively, the “Company Proprietary Rights”).  The Company owns or possesses and, after giving effect to the Transactions, will continue to own or possess, all the Company Proprietary Rights which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.  Except as disclosed on Schedule 3.13 hereto, (i) as of the date of this Agreement, the Company has not received any written notice that any Company Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency or will become unenforceable or otherwise invalid as a result of the Transactions, and (ii) as of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Company Proprietary Rights by others that could have a Material Adverse Effect.  The Company has not received any written notice alleging that the operation of the business of the Company infringes in any material respect upon the intellectual property rights of others.

SECTION 3.14. Environmental Compliance. Except as disclosed on Schedule 3.14 hereto, the Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Company Environmental Laws for the operation of its business as currently conducted and for the consummation of the Transactions.  Schedule 3.14 hereto sets forth all material permits, licenses and other authorizations issued under any Company Environmental Laws to the Company. “Company Environmental Laws” shall mean all governmental laws applicable to the Company relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  Except as set forth on Schedule 3.14 hereto, the Company has and, after giving effect to the Transactions, will continue to have, all necessary governmental approvals required under all the Company Environmental Laws and used in its business, except for such instances as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Company Environmental Laws where non-compliance could have a Material Adverse Effect.  Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or may violate any Company Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Company Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. “Company Environmental Liabilities” means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) currently in existence or arising hereafter and which arise under or relate to any Company Environmental Law.

SECTION 3.15. Financial Statements.  As of their respective dates, the financial statements of the Company annexed to Schedule 3.15 hereto and previously delivered to the Parent (the “Company Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

SECTION 3.16. No Material Adverse Change. Since September 30, 2009, no event or condition has occurred with respect to the Company which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.17. Transactions With Affiliates and Employees.  Except as set forth on Schedule 3.17 hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company or any of its customers or suppliers, on the one hand, and (ii) on the other hand, any officer, employee, consultant or director of the Company, or any person owning any capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

SECTION 3.18. Internal Accounting Controls.  The books, records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.  The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

SECTION 3.19. No Undisclosed Liabilities.  Except as disclosed on Schedule 3.19 hereto, the Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet as of September 30, 2009 included in the Company Financial Statements or incurred in the ordinary course of the Company’s business since September 30, 2009, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

SECTION 3.20. Indebtedness.  Schedule 3.20 hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments, which is not disclosed in the Company Financial Statements.  The Company is not in default with respect to any Indebtedness.  For the purposes of this Agreement, “Indebtedness” shall mean (i) any liabilities for borrowed money in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $25,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.

SECTION 3.21. Disclosure.  To the best of the Company’s knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Parent by or on behalf of the Company in connection with this Agreement and/or the Transactions contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

SECTION 3.22. Additional Agreements.  Other than this Agreement, the Company does not have any agreement or understanding with the Parent, any Stockholder or any other person or entity with respect to the Transactions or any other transactions contemplated by this Agreement.

SECTION 3.23. Absence of Certain Developments.  Except as set forth on Schedule 3.22 hereto, since September 30, 2009, the Company has not:

(a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s business;

(c) discharged or satisfied any material lien or encumbrance or paid a material amount of any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(d) declared or made any payment or distribution of cash or other property to any Stockholder with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(e) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(f) sold, assigned or transferred any Company Proprietary Rights, which sale, assignment or transfer has had a Material Adverse Effect, or disclosed any proprietary confidential information to any person except in the ordinary course of business or to the Parent or its representatives;

(g) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(h) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(i) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

(j) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(k) suffered any material damage, destruction or casualty loss, whether or not covered by insurance; and/or

(l) experienced any material problems with labor or management in connection with the terms and conditions of their employment, or entered into an agreement, written or otherwise, to take any of the foregoing actions.

ARTICLE IV

Representations and Warranties of the Parent

In order to induce the Company and the Stockholders to enter into this Agreement and to induce the Stockholders to exchange their Company Stock for the Shares, the Parent hereby makes the following representations and warranties to the Company and the Stockholders:

SECTION 4.01. Organization, Good Standing and Power.  Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  Parent does not have any Subsidiaries or own securities of any kind in any other entity.  Prior to giving effect to the Transactions, Parent is not duly qualified as a foreign corporation to do business in any jurisdiction and such failure to be so qualified does not have a Material Adverse Effect.

SECTION 4.02. Subsidiaries.  Prior to giving effect to the Transactions, the Parent has no Subsidiaries.

SECTION 4.03. Capitalization.  The authorized capital stock of Parent consists of (i) One Hundred Million (100,000,000) shares of Common Stock, par value $0.001 per share, and (ii) Ten Million (10,000,000) shares of Preferred Stock, par value $0.001 per share.  The Parent has 15,000,000 shares of Common Stock issued and outstanding as of the date of this Agreement.  The Parent Stock to be issued to the Stockholders pursuant to this Agreement, when issued hereunder, will be duly and validly authorized and are validly issued, fully paid and non-assessable.   No shares of Parent Stock (including, but not limited to the shares of Parent Stock to be issued to the Stockholders pursuant to this Agreement) or any other security of Parent are entitled to preemptive rights or registration rights and, except for this Agreement, there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Parent.  Except as provided on Schedule 4.03 hereto, there are no contracts, commitments, understandings, or arrangements by which Parent is or may become bound to issue additional shares of the capital stock of Parent or options, securities or rights convertible into shares of capital stock of Parent.  Except as provided in this Agreement, Parent is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  Parent is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of Parent. Parent has furnished or made available to the Stockholders and the Company true and correct copies of Parent’s Articles of Incorporation as in effect on the date hereof (the “Parent Charter”), and Parent’s Bylaws as in effect on the date hereof (the “Parent Bylaws”).

SECTION 4.04. Authority; Enforcement.  Parent has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof.  The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of Parent or its Board of Directors or stockholders is required.  This Agreement has been duly executed and delivered by Parent.  This Agreement constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by equitable principles or remedies of general application

SECTION 4.05. No Conflicts.  The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions do not and will not (i) violate any provision of the Parent Charter or Parent Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Parent is a party or by which Parent’s properties or assets are bound, (iii) create or impose any Liens on any property or asset of Parent under any agreement or any commitment to which Parent is a party or by which Parent is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and the securities laws and regulations of the Republic of Korea) applicable to the Parent or by which any property or asset of the Parent is bound or affected, except, in the case of (i) above and in all cases other than violations pursuant to clause (iv) (with respect to U.S. federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The business of Parent is not being conducted in violation of any Laws, except for possible violations, which singularly or in the aggregate, do not and will not have a Material Adverse Effect.  Parent is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Entity in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares, in accordance with the terms hereof (other than any filings which may be required to be made by Parent with the Commission or state securities administrators subsequent to the Closing, or any registration statement which may be filed by the Parent).

SECTION 4.06. Commission Documents; Commission Filings; Financial Statements.  The Parent Stock is not currently registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Parent will use its reasonable best efforts to register the Parent Stock under the Exchange Act and, thereafter, the Parent will timely file all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

SECTION 4.07. Issuance of Securities.  The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all Liens and the holders shall be entitled to all rights accorded to a holder of Parent Stock.

SECTION 4.08. Absence of Certain Developments.  Except as set forth on Schedule 4.08 hereto, since September 11, 2009 (the date of formation of the Parent), the Parent has not:

(a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of Parent’s business;

(c) discharged or satisfied any material lien or encumbrance or paid a material amount of any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(e) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(f) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, which sale, assignment or transfer has had a Material Adverse Effect, or disclosed any proprietary confidential information to any person except in the ordinary course of business or to the Purchasers or their representatives;

(g) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(h) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(i) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

(j) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(k) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(l) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(m) entered into an agreement, written or otherwise, to take any of the foregoing actions.

SECTION 4.09. Taxes.  As of the date of this Agreement, Parent (i) is not required to prepare and file any federal, state and other tax returns required by law to be filed by corporations and/or (ii) pay or make provisions for the payment of any taxes or assessments.  Parent has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against Parent for any period, nor of any basis for any such assessment, adjustment or contingency.

SECTION 4.10. Employees.  Parent has no employees.

SECTION 4.11. ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Parent which is or would cause a Material Adverse Effect.  The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); provided that, if any Stockholder, or any person or entity that owns a beneficial interest in any Stockholder, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which Parent is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 4.11, the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Parent or by any trade or business, whether or not incorporated, which, together with Parent or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

SECTION 4.12. Litigation.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Parent, threatened against the Parent which questions the validity of this Agreement or any of the Transactions or any action taken or to be taken pursuant hereto.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Parent, threatened against or involving the Parent or any of its properties or assets, which individually or in the aggregate, would have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Parent or any officers or directors of the Parent in their capacities as such, which, individually or in the aggregate, would have a Material Adverse Effect.

SECTION 4.13. Compliance with Law.  The business of the Parent has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in Schedule 4.13 or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect.  The Parent has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.14. Contracts.  Except for this Agreement, the Parent is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement.

SECTION 4.15. Title to Assets.  The Parent does not own or lease any real and/or personal property.

SECTION 4.16. Intellectual Property.  The Parent does not own or license any patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing held by Parent.

SECTION 4.17. No Material Adverse Change.  Since September 11, 2009, no event has occurred which has or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.18. No Undisclosed Liabilities.  The Parent has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Parent’s business since September 11, 2009, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on Parent.

SECTION 4.19. Transactions With Affiliates.  Except for this Agreement, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Parent or any of its customers or suppliers, on the one hand, and (ii) on the other hand, any officer, employee, consultant or director of the Parent, or any person owning any capital stock of the Parent or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

SECTION 4.20. Books and Records; Internal Accounting Controls.  The books, records and documents of the Parent accurately reflect in all material respects the information relating to the business of the Parent, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Parent.

SECTION 4.21. No Undisclosed Events or Circumstances.  Since September 11, 2009, except as disclosed on Schedule 4.21 hereto, no event or circumstance has occurred or exists with respect to the Parent or its business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Parent but which has not been so publicly announced or disclosed.

SECTION 4.22. Governmental Approvals.  Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the Transactions, or, except as set forth in this Agreement, for the performance by the Parent of its obligations under this Agreement.

SECTION 4.23. Indebtedness.  The Parent has no secured or unsecured Indebtedness, and has no Indebtedness for which the Parent has commitments.

SECTION 4.24. Public Utility Holding Company Act and Investment Company Act Status.  The Parent is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Parent is not, and as a result of and immediately upon Closing and after giving effect to the Transactions will not be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.25. Disclosure.  To the best of the Parent’s knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Company or the Stockholders by or on behalf of the Parent in connection with the Transactions and this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

SECTION 4.26. Certain Fees.  The Parent has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transactions or this Agreement.

SECTION 4.27. Securities Act of 1933.  Assuming the accuracy and completeness of the representations, warranties and covenants of the Stockholders contained herein, the Parent has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder and no registration under the Securities Act is required for the offer and sale of the Shares by the Parent to the Stockholders under this Agreement.  Neither Parent nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to require registration of the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws.  Neither Parent nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares. The Parent is eligible to register the Parent Stock for resale by any holder thereof (including, but not limited to, the Stockholders) under Form S-1 promulgated under the Securities Act.  Except as set forth on Schedule 4.27 hereto, the Parent has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Parent registered with the Commission or any other governmental authority that have not been satisfied.

SECTION 4.28. Application of Takeover Protections.  The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent's Charter (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Stockholders as a result of the Stockholders and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the Parent's issuance of the Shares and the Stockholders’ ownership of the Shares.

SECTION 4.29. No Additional Agreements.  The Parent does not have any agreement or understanding with any Stockholder with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

ARTICLE V

Deliveries

SECTION 5.01. Deliveries of the Stockholders.

(a) Concurrently herewith each Stockholder is delivering to the Parent this Agreement executed by such Stockholder along with the Schedules to the representations and warranties of the Stockholders.

(b) At or prior to the Closing, each Stockholder shall deliver to the Parent (subject to the provisions of Section 6.01):

(i) certificates representing such Stockholder’s Company Stock; and

(ii) duly executed stock powers for transfer by the Stockholder of its Company Stock to the Parent.

SECTION 5.02. Deliveries of the Parent.

(a) Concurrently herewith, the Parent is delivering:

(i) to each Stockholder and to the Company, a copy of this Agreement executed by the Parent along with the Schedules to the representations and warranties of the Parent;

(ii) to the Company, a certificate from the Parent, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors and stockholders of the Parent approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect;

(iii) to the Company, an opinion of counsel to the Parent and substantially in the form attached hereto as Exhibit B;

(iv) to the Company, all books and records of the Parent.

(b) At or immediately after the Closing, the Parent shall deliver (subject to the provisions of Section 6.02):

(i) to each Stockholder, certificates representing the Shares issued to such Stockholder as set forth on Exhibit A.

SECTION 5.03. Deliveries of the Company.

(a) Concurrently herewith, the Company is delivering to the Parent:

(i) this Agreement executed by Company along with the Schedules to the representations and warranties of the Company; and

(ii) a certificate from the Company, signed by its authorized officer certifying that the attached copies (in English) of the Company’s Articles of Incorporation and Bylaws and resolutions of the Board of Directors of the Company approving this Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

ARTICLE VI

Conditions to Closing

SECTION 6.01. Stockholder and the Company Conditions Precedent.  The obligations of the Stockholders and the Company to enter into and complete the Closing is subject, at the option of the Stockholders and the Company, to the fulfillment on or prior to the Closing Date of the following conditions:

(a) Representations and Covenants.  The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date.  The Parent shall have delivered to the Company, if requested, a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent.

(c) No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 11, 2009 which has had or is reasonably likely to cause a Material Adverse Effect with respect to the Parent.

(d) Post-Closing Capitalization.  At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the capital stock of the Company and the Parent, on a fully-diluted basis, shall be as specified in Schedule 6.01(d).

(e) Deliveries.  The deliveries specified in Section 5.02 shall have been made by the Parent.

SECTION 6.02. Parent Conditions Precedent.  The obligations of the Parent to enter into and complete the Closing is subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a) Representations and Covenants.  The representations and warranties of the Stockholders and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Stockholders and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Stockholders and the Company on or prior to the Closing Date.  The Company shall have delivered to the Parent, if requested, a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

(c) No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 30, 2009 which has had or is reasonably likely to cause a Material Adverse Effect with respect to the Company and/or the Company Stock.

(d) Deliveries.  The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Stockholders and the Company, respectively.

(e) Post-Closing Capitalization.  At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the capital stock of the Company and the Parent, on a fully-diluted basis, shall be as specified in Schedule 6.01(d).

ARTICLE VII

Covenants

SECTION 7.01. Blue Sky Laws.  The Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Shares in connection with this Agreement and pursuant to the Transactions.

SECTION 7.02. Public Announcements.  The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

SECTION 7.03. Fees and Expenses.  All fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 7.04. Continued Efforts.  Each party hereto shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 7.05. Conduct of Business.  During the period from the date hereof through the Closing Date, the Parent and the Company shall carry on their respective businesses in the ordinary and usual course consistent with past practice.

SECTION 7.06. Furnishing of Information.  As long as any Stockholder owns any Shares and is not eligible to sell any Shares under Rule 144(b) promulgated under the Securities Act, upon and after the registration of the Parent Stock under the Exchange Act, the Parent covenants to use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports that the Parent will be required to file pursuant to the Exchange Act.  As long as any Stockholder owns Shares and is not eligible to sell any Shares under Rule 144(b), if the Parent is not required to file reports pursuant to such laws, it will prepare and furnish to the Stockholders and make publicly available in accordance with Rule 144(c) promulgated by the Commission pursuant to the Securities Act, such information as is required for the Stockholder to sell the Shares under Rule 144.  The Parent further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

SECTION 7.07. Integration.  The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the acquisition of the Shares by the Stockholders pursuant to the Agreement, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market in a manner that would require stockholder approval of the sale of the securities to the Stockholders.

SECTION 7.08. Listing of Parent Stock.  The Parent agrees that (i) if the Parent applies to have Parent Stock listed for trading on any exchange or any market operated by NASDAQ or be eligible for quotation on the OTC Bulleting Board, the Parent will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such exchange or NASDAQ market or be eligible for such quotation, in each case  as promptly as possible, and (ii) the Parent will take all action reasonably necessary to continue the listing and trading of Parent Stock on any such exchange or NASDAQ market or continue the eligibility for quotation and will comply in all material respects with the Parent’s reporting, filing and other obligations under the bylaws or rules of the trading market or OTC Bulletin Board, as the case may be.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Parent, to:

Clavis Technologies International Co., Ltd.
c/o Fox Law Offices, P.A.
131 Exeter Street, Unit #11
Exeter, NH 03833
Attention:  Richard Fox, Esq.
Telephone: (603) 778-9910
Telecopy: (603) 778-9911

If to the Stockholders or the Company, to:

c/o Clavis Technologies Co., Ltd.
#1564-1, Seojin Bldg., 3rd Floor
Seocho3-Dong
Seocho-Gu, Seoul, Korea 137-874
Attention:  Ki-Young You
Telecopy:  (011) 82-2-3471-9337
Telephone:  (011) 82-2-3471-9340

with a copy to:

131 Exeter Street, Unit #11
Exeter, NH 03833
Attention:  Richard Fox, Esq.
Telephone: (603) 778-9910
Telecopy: (603) 778-9911

SECTION 8.02. Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, the Parent and the Stockholders holding a majority of the Shares.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Stockholder to amend or consent to a waiver or modification of any provision of any transaction document unless the same consideration is also offered to all Stockholders who then hold Shares.

SECTION 8.03. Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 8.04. Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Stockholders, the Parent and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 8.05. Independent Nature of Stockholders' Obligations and Rights.  The obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder under this Agreement.  The decision of each Stockholder to acquire Shares pursuant to this Agreement has been made by such Stockholder independently of any other Stockholder.  Nothing contained herein, and no action taken by any Stockholder pursuant thereto, shall be deemed to constitute the Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.  Each Stockholders acknowledges that no other Stockholder has acted as agent for such Stockholder in connection with making its investment hereunder and that no Stockholder will be acting as agent of such Stockholder in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement.  Each Stockholder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose.  Each of the Company and the Parent acknowledge that each of the Stockholders has been provided with this same Agreement for the purpose of closing a transaction with multiple Stockholders and not because it was required or requested to do so by any Stockholder.

SECTION 8.06. Limitation of Liability.  Notwithstanding anything herein to the contrary, each of the Parent and the Company acknowledge and agree that the liability of a Stockholder arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of such Stockholder, and that no trustee, officer, other investment vehicle or any other affiliate of such Stockholder or any investor, shareholder or holder of shares of beneficial interest of such Stockholder shall be personally liable for any liabilities of such Stockholder.

SECTION 8.07. Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

SECTION 8.08. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.09. Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 8.10. Entire Agreement; Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) is not intended to confer upon any person other than the parties any rights or remedies.

SECTION 8.11. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Delaware are mandatorily applicable to the Transactions.

SECTION 8.12. Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

[Signatures appear on the next page]

The parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:	CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.

	By:	/s/ Hwan Sup Lee
Name: Hwan Sup Lee
Title: C.E.O.

The Company:	CLAVIS TECHNOLOGIES CO., LTD.

	By:	/s/ Hwan Sup Lee
Name: Hwan Sup Lee
Title: C.E.O.

The Stockholders:
/s/ Hwan Sup Lee
Hwan Sup Lee

/s/ Eung San Kim
Eung San Kim

/s/ Suk Ho Seo
Suk Ho Seo

/s/ Tai Jong Jeoung
Tai Jong Jeoung

/s/ Dong Hoon Oh
Dong Hoon Oh

/s/ Sung Eun Uh
Sung Eun Uh

/s/ Seung Sub Lee
Seung Sub Lee

/s/ Sun Joo Lee
Sun Joo Lee

/s/ Hyun Sook Choi
Hyun Sook Choi

/s/ Soo Youn Kim
Soo Youn Kim

Chakatis Viboolcharern

/s/ Hee Jin Kim
Hee Jin Kim

/s/ Yong Geun Son
Yong Geun Son

/s/ Seung Bum Kang
Seung Bum Kang

/s/ Pill Gui Kang
Pill Gui Kang

/s/ Ki Young You
Ki Young You

/s/ Hyo Gon Kim
Hyo Gon Kim

/s/ Jeong Seok Kong
Jeong Seok Kong

/s/ Hyeong Sang Bae
Hyeong Sang Bae

/s/ Ji Suk Kang
Ji Suk Kang

/s/ Hyun Woong Kim
Hyun Woong Kim

/s/ Oung Sek Kim
Oung Sek Kim

/s/ So Lim Lee
So Lim Lee

/s/ Sook Young Jeon
Sook Young Jeon

/s/ Yeun Deok Lee
Yeun Deok Lee

/s/ Gyung Il Kim
Gyung Il Kim

/s/ Seung Ho Yoo
Seung Ho Yoo

/s/ Ki Jun Seo
Ki Jun Seo

/s/ Ki Don Seo
Ki Don Seo

/s/ E Joo Seo
E Joo Seo

/s/ E Joung Seo
E Joung Seo

/s/ Kyung Wha La
Kyung Wha La